                                                                EXHIBIT (d)(10)

THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS: (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.


                        THIS WARRANT IS NOT TRANSFERABLE



                    THE SOURCE INFORMATION MANAGEMENT COMPANY


               Warrant for the Purchase of Shares of Common Stock,
                            par value $0.01 per share

                     THIS WARRANT EXPIRES ON AUGUST 31, 2003


Option Number                                             For the Purchase of
   1999-1                                                     25,644 Shares



                  THIS CERTIFIES that, for value received, Chas. Levy Circulating Co., with an address at 1200 N. North Branch St., Chicago, Illinois, 60622 (the "Holder"), is entitled to subscribe for and purchase from THE SOURCE INFORMATION MANAGEMENT COMPANY, a Missouri corporation (the "Company"), upon the terms and conditions set forth herein, at any time or from time to time before 5:00 P.M. on August 31, 2003, St. Louis time (the "Exercise Period"), 25,644 shares of the Company's Common Stock, par value $0.01 per share ("Common Stock"), at a price equal to $14.00 per share (the "Exercise Price") and at the times set forth below. This Warrant is issued to Holder in reliance upon the private offering exemption contained in Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") or Regulation D promulgated thereunder, or both. As used herein the term "this Warrant" shall mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part.

                  The number of shares of Common Stock issuable upon exercise of this Warrant (the "Warrant Shares") and the Exercise Price may be adjusted from time to time as hereinafter set forth.

                  1. (a) This Warrant may be exercised during the Exercise Period, as follows:

                          Date on Which Exercisable          Cumulative Warrant Shares Exercisable
                   ---------------------------------------------------------------------------------
                               August 31, 2000                                 8,548
                               August 31, 2001                                17,096
                               August 31, 2002                                25,644

as to the whole or any lesser number of whole Warrant Shares as to which this Warrant is then exercisable, according to the foregoing table, by the surrender of this Warrant (with the election at the end hereof duly exercised) to the Company at its office at Two CityPlace Drive, Suite 380, St. Louis, Missouri 63141 or at such other place as is designated in writing by the Company, together with a certified or bank cashier's check payable to the order of the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares for which this Warrant is being exercised.

                  (b) This Warrant is issued pursuant to the Data Sharing Agreement dated September 1, 1999 by and between the Company and the Holder (the "Agreement"). In the event of a material breach of the Agreement by the Holder this Warrant shall be forfeited. If the Agreement is terminated for any reason other than the Holder's material breach of the Agreement or Holder's termination in accordance with section 5(d) of the Agreement, all Warrant Shares shall become immediately exercisable.

         2. Upon each exercise of the Holder's rights to purchase Warrant Shares, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or his designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares (or portions thereof) subject to purchase hereunder.

         3. (a) Any Warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a Warrant Register as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound or recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant is not transferable. This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent.

                  (b) The Holder acknowledges that the Holder has been advised by the Company that neither this Warrant nor the Warrant Shares have been registered under the Securities Act, that this Warrant is being or has been issued and the Warrant Shares may be issued on the basis of the statutory exemption provided by Section 4(2) of the Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering. The Holder has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Act and the rules and regulations thereunder on the transfer of securities. In particular, the Holder agrees that no sale, assignment or transfer of this Warrant or the Warrant Shares issuable upon exercise hereof shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment or transfer, unless: (i) the sale, assignment or transfer of this Warrant or such Warrant Shares is registered under the Securities Act, it being understood that neither this Warrant nor such Warrant Shares are currently registered for sale and that the Company has no obligation or intention to so register this Warrant or such Warrant Shares, or (ii) this Warrant or such Warrant Shares are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Act, it being understood that Rule 144 is not available at the time of the original issuance of this Warrant for the sale of this Warrant or such Warrant Shares and that there can be no assurance that Rule 144 sales will be available at any subsequent time, or (iii) such sale, assignment, or transfer is otherwise exempt from registration under the Act.

         4. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to this Warrant, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all shares of Common Stock issuable upon exercise of this Warrant, upon receipt by the Company of the full Exercise Price therefor, shall be validly issued, fully paid and nonassessable.

         5. (a) In case the Company shall at any time after the date this Warrant is first issued: (i) declare a dividend on the outstanding Common Stock payable in shares of its capital stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then, in each case, the Exercise Price, and the number of Warrant Shares issuable upon exercise of this Warrant, in effect at the time of the record date for such dividend or of the effective date of such subdivision, or combination, shall be proportionately adjusted so that the Holder after such time shall be entitled to receive the aggregate number and kind of shares which, if such Warrant had been exercised immediately prior to such time, the Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision or combination. Such adjustment shall be made successively whenever any event listed above shall occur.

                  (b) In case the Company shall distribute to all holders of Common Stock (including any such distribution made to the stockholders of the Company in connection with a consolidation or merger in which the Company is the continuing corporation) evidences of its indebtedness, cash (other than any cash dividend) or assets (other than distributions and dividends payable in shares of Common Stock), then, in each case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the Exercise Price per share of Common Stock on such record date, less the fair market value (as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error) of the portion of the evidences of indebtedness or assets so to be distributed, or the amount of such cash, applicable to one share, and the denominator of which shall be such Exercise Price per share of Common Stock. Such adjustment shall become effective at the close of business on such record date.

                  (c) No adjustment in the Exercise Price shall be required if such adjustment is less than $.50; provided, however, that any adjustments which by reason of this Section 5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 5 shall be made to the nearest cent or to the nearest one thousandth of a share, as the case may be, provided, however, that no fractional shares shall be issuable upon the exercise hereof.

                  (d) In any case in which this Section 5 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to the Holder, if the Holder exercised this Warrant after such record date, the shares of Common Stock, if any, issuable upon such exercise over and above the shares of Common Stock, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

                  (e) Upon each adjustment of the Exercise Price as a result of the calculations made in Section 5(a) hereof, this Warrant shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares (calculated to the nearest thousandth) obtained by dividing: (A) the product obtained by multiplying the number of shares purchasable upon exercise of this Warrant prior to adjustment of the number of shares by the Exercise Price in effect prior to adjustment of the Exercise Price by (B) the Exercise Price in effect after such adjustment of the Exercise Price.

                  (f) Whenever there shall be an adjustment as provided in this
Section 5, the Company shall cause written notice thereof to be sent to the Holder, at the address of the Holder appearing in the Warrant Register, which notice shall set forth the number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price after such adjustment and set forth a brief statement of the facts requiring such adjustment and the computation thereof, which notice shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

                  (g) The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the exercise of this Warrant. If any fraction of a share would be issuable on the exercise of this Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the fair market value of a share of Common Stock on the date of exercise of this Warrant (as determined by the Board of Directors of the Company in its good faith discretion) times the same fraction.

         6. (a) Upon the occurrence of the consolidation with or merger of the Company with or into another corporation or other entity (other than a merger or consolidation in which the Company is the surviving or continuing corporation), or in case of any sale, lease or conveyance to another corporation or other entity of substantially all of the property and assets of the Company, the Board of Directors of the Company shall accelerate the time in which any unexercised warrant shares granted under this Warrant may be exercised to a time prior to the consummation of the transaction, and the Warrant shall terminate upon the consummation of the transaction. However, the Board of Directors of the Company has the authority to amend the Warrant to require that a successor corporation assume any outstanding warrant shares under the Warrant.

            (b) In case of any reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such reclassification, change, consolidation or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 5.

                  (c) The above provisions of this Section 6 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases or conveyances.

         7. In case at any time the Company shall propose to:

                  (a) pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution to all holders of Common Stock, other than the payment of a cash dividend; or

                  (b) effect any reclassification or change of outstanding shares of Common Stock, or any consolidation, merger, sale, lease or conveyance of property, described in Section 6 hereof; or

                  (c) effect any liquidation, dissolution or winding-up of the Company; or

                  (d) take any other action which would cause an adjustment to the Exercise Price;

then, and in any one or more of such cases, the Company shall give written notice thereof to the Holder at the Holder's address as it shall appear in the Warrant Register.

         8. The issuance of any shares or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         9. The Warrant Shares issued upon exercise of this Warrant shall be subject to a stop transfer order and the certificate or certificates evidencing such Warrant Shares shall bear the following legend:

                           "THE SHARES REPRESENTED BY THIS
                  CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS: (1) A REGISTRATION STATEMENT WITH RESPECT

                  THERETO IS EFFECTIVE UNDER THE ACT AND ANY
                  APPLICABLE STATE SECURITIES LAWS, OR (2) THE
                  COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS."

                  10. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (and upon surrender of any Warrant if mutilated), including an affidavit of the Holder that this Warrant has been lost, stolen, destroyed or mutilated, together with an indemnity bond against any claim that may be made against the Company on account of such lost, stolen, destroyed or mutilated Warrant, and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

                  11. The Holder of this Warrant shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

                  12. This Warrant shall be construed in accordance with the laws of the State of Missouri applicable to contracts made and performed within such State, without regard to principles governing conflicts of law.

Dated:  As of September 8, 1999

                                        THE SOURCE INFORMATION
                                        MANAGEMENT COMPANY


                                        By:
                                            ------------------------------------
                                        S. Leslie Flegel, Chairman
[Seal]


----------------------------------
W. Brian Rodgers, Secretary

To:      The Source Information Management Company
         Two CityPlace Drive, Suite 380
         St. Louis, Missouri 63141

ELECTION TO EXERCISE

                  The undersigned hereby exercises his, her or its rights to purchase ________________ Warrant Shares covered by the within Warrant and tenders payment herewith in the amount of $__________________, in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to:


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                    (Print Name, Address and Social Security
                          or Tax Identification Number)

and, if such number of Warrant Shares are not all the Warrant Shares covered by this Warrant, that a new Warrant for the balance of the Warrant Shares covered by this Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.


Dated:                                       Name
       -----------------------------             -------------------------------
                                                 Print

                                     Address:
                                             -----------------------------------


                                             -----------------------------------


                                             -----------------------------------


                                             -----------------------------------
                                                      Signature

                                             -----------------------------------
                                                      Signature Guaranteed